As filed with the Securities and Exchange Commission on July 10, 1996

     Registration No. 333-

     SECURITIES AND EXCHANGE COMMISSION
     WASHINGTON, D.C.  20549


     FORM S-8
     REGISTRATION STATEMENT
     UNDER
     THE SECURITIES ACT OF 1933


     RESMED INC.
     (Exact name of registrant as specified in its charter)


 DELAWARE                                       98-0152841
 (State or other jurisdiction             (I.R.S. Employer
 of incorporation or organization)  Identification Number)



     82 WATERLOO ROAD
     NORTH RYDE, NEW SOUTH WALES 2113
     AUSTRALIA
     61(2) 878-5244
     (Address of principal executive offices, Zip Code)

     1995 STOCK OPTION PLAN OF
     RESMED INC.
     (Full title of the plan)




 DR. PETER C. FARRELL                                       Copies to:
 PRESIDENT                                                  DIANA L. DAY, ESQ.
 5744 PACIFIC CENTER BLVD.                                  LATHAM & WATKINS
 SAN DIEGO, CALIFORNIA 92121                                701 "B" STREET, SUITE 2000
 (619) 622-2040                                             SAN DIEGO, CALIFORNIA 92101
 (Name, address including zip code, and telephone number,   (619) 236-1234
 including area code, of agent for service)



     CALCULATION OF REGISTRATION FEE



                                                                             Proposed
                                                        Proposed             Maximum
                                         Amount         Maximum              Aggregate          Amount of
 Title of Each Class of                  being          Offering             Offering           Registration
 Securities to be Registered             Registered(1)  Price Per Share(2)   Price(2)           Fee
Common Stock, $0.004 par value  . . . .        700,000  $              14.7  $     10,322,855   $          3,563
=======================================  =============  ===================  =================  =================

(1)     The 1995 Stock Option Plan of ResMed Inc. (the "Company") (the "Plan") authorizes the issuance of 700,000 shares  of  the Company's Common Stock.  Of the 700,000 shares under the Plan being registered hereunder, 484,098 are subject to presently outstanding options.

(2)          For  purposes of computing the registration fee only.  Pursuant to Rule 457(h), the Proposed Maximum
Offering  Price  Per Share is based upon (1) the average exercise price per share ($13.93) of outstanding options for  484,098  shares and (2), for remaining 215,902 shares, upon the closing sales price for the Company's Common
Stock on the Nasdaq National Market System on July __, 1996.


     This Document Contains a Total of 13 Pages.
     The Exhibit Index is Located on Page 6.

     PART I


ITEM 1.     PLAN INFORMATION

          Not required to be filed with this Registration Statement.

ITEM 2.     REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

          Not required to be filed with this Registration Statement.


     PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents are hereby incorporated by reference in this Registration Statement:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995;

          (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1995, December 31, 1995 and March 31, 1996;

          (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Company's fiscal year ended June 30, 1995; and

          (d) The description of the Company's Common Stock contained in Amendment No. 2 to the Company's Registration Statement on Form S-1 dated May 30, 1995, File No. 33-91094.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date this Registration Statement is filed with the Securities and Exchange Commission and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

- -2-

ITEM 4.      DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article Seventh of the Company's Certificate of Incorporation provides that the Company shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the Company the power to indemnify. Article Seventh of the Certificate of Incorporation also provides that no director shall be liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the Company or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under
Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the Company's directors to the Company or its stockholders to the fullest extent permitted by Section 102(b)(7) of Delaware General Corporation Law, as amended from time to time. The Delaware General Corporation Law permits a corporation to indemnify a director, officer, agent or employee, who was or is a party or is threatened to be made a party to any proceedings, against certain expenses, judgments, fines, settlements and other amounts under certain circumstances if such indemnified party (i) acted in good faith and in a manner reasonably believed by the indemnified party to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal action or proceedings, has no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by conviction, or upon a plea of nolo contender or its equivalent, or an entry of any order of probation prior to judgement, does not, of itself, create a presumption that the indemnified party did not meet the requisite standard of conduct required for indemnification to be permitted. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act of 1933 is against public policy and is unenforceable pursuant to Section 14 of such Act.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.      EXHIBITS

     See the Exhibit Index attached hereto.

- -3-

ITEM 9.      UNDER-TAKINGS

     (a)     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information required to be included in a post-effective amendment by those paragraphs which are contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

- -4-

     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California, on June 21, 1996.

                              RESMED INC.


                              By:  PETER C FARRELL
                                   Dr. Peter C. Farrell
                                   President
                                   July 10, 1996

     POWER OF ATTORNEY

     Each person whose signature appears below authorizes Dr. Peter C. Farrell and Norman DeWitt, and any one of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE               TITLE                                                             DATE
- ----------------------  ----------------------------------------------------------    -------------
/s/                     President, Chief Executive Officer
- ----------------------  (Principal Executive Officer) and Chairman                    June 21, 1996
Peter C. Farrell
/s/                     Vice President (Principal Financial
- ----------------------  Officer and Principal Accounting Officer)                     June 21, 1996
Adrian Smith
/s/                     Director                                                      June 21, 1996
- ----------------------
Donagh McCarthy
/s/                     Director                                                      June 21, 1996
- ----------------------
Gary W. Pace
/s/                     Director                                                      June 21, 1996
- ----------------------
Michael A. Quinn
/s/                     Director                                                      June 21, 1996
- ----------------------
Christopher G. Roberts

- -5-

     EXHIBIT INDEX



EXHIBIT                                                                 PAGE
- --------                                                                ----

3.1       Certificate of Incorporation of the Company, incorporated by    --
          reference to Exhibit 3.1 to the Company's Registration
          Statement on Form S-1 (File No. 33-91094).

3.1(a)    Certificate of Correction of Certificate of Amendment of the    --
          Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1(a) to Amendment No. 1 to the
          Company's Registration Statement on Form S-1 (File No. 33-
          91094).

3.2       Amended and Restated Bylaws of the Company, incorporated        --
          by reference to Exhibit 3.2 to the Company's Registration
          Statement on Form S-1 (File No. 33-91094).

5.1       Opinion of Latham & Watkins*                                     7

10.1      1995 Stock Option Plan, incorporated by reference to Exhibit    --
          10.1 to the Company's Registration Statement on Form S-1
          (File No. 33-91094).

10.2      Form of Stock Option Agreement*                                  8

23.1      Consent of KPMG Peat Marwick*                                   13

23.2      Consent of Latham & Watkins (included in Exhibit 5.1).*         --

24.1      Power of Attorney, included on page 5 hereof.*                  --


*  Filed herewith.

- -6-

     Exhibit 5.1

     July 10, 1996




ResMed Inc.
82 Waterloo Road
North Ryde
New South Wales 2113
Australia

     Re:     ResMed Inc.

Gentlemen:

          At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement"), which you intend to file with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1993, as amended, of 700,000 shares of Common Stock, par value $0.004 per share (the "Shares"), to be sold by ResMed Inc., a Delaware corporation (the "Company"), under the 1995 Stock Option Plan of ResMed Inc. (the "Stock Option Plan"). You have requested our opinion with respect to the matters set forth below.

          In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

          We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

          Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized, and, upon the exercise of options and the payment for Shares in accordance with the terms set forth in the Stock Option Plan, under which such Shares will be issued and sold, the Shares will be validly issued, fully paid and nonassessable.

          We consent to your filing this opinion as an exhibit to the Registration Statement.

                         Very truly yours,
                         LATHAM & WATKINS

- -7-

     Exhibit 10.2

     RESMED INC.

     (Incorporated under the laws of the State of Delaware)

     VOID AFTER 12:00 MIDNIGHT, NEW YORK CITY TIME, ON 10 YEARS FROM DATE OF
     GRANT

     OPTION TO PURCHASE ___ SHARES
Dated:  _______, _______     OF COMMON STOCK

     RESMED INC. 1995 STOCK OPTION PLAN

No. ___

     RESMED INC., a Delaware corporation (the "Company"), hereby certifies that ______ (the "Holder") is entitled, subject to the provisions of this option (the "Option"), to purchase from the Company, at any time, or from time to time during the period commencing on the day hereof, and expiring at 12:00 Midnight, New York City local time on 10 years from date of grant up to ___ fully paid and non-assessable shares of Common Stock, $.004 par value, of the Company at a price of $____ per share (such exercise price per share being hereinafter referred to as the "Exercise Price" and, if and as adjusted as herein provided, the "Pro Forma Adjusted Exercise Price").

     The option represented by this Option Certificate has been granted pursuant to the Company's 1995 Stock Option Plan (the "Plan").

     The term "Common Stock" means the common stock, $.004 par value, of the Company as constituted on the date hereof (the "Base Date"), together with any other equity securities that may be issued by the Company in addition thereto or in substitution therefor. The number of shares of Common Stock to be received upon the exercise of this Option may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise. and if and as adjusted from time to time, are hereinafter sometimes referred to as "Option Stock."

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Option Certificate, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Option Certificate, if mutilated, the Company shall execute and deliver a new Option Certificate of like tenor and date. Any such new Option Certificate executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Option Certificate so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

     The Holder agrees with the Company that this Option is issued, and all the rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein.

1. EXERCISE OF OPTION. Subject to the vesting schedule set forth in Section 2 below, this Option may be exercised in whole or in part at any time, or from time to time, during the period commencing on the day hereof and expiring 12:00 Midnight, New York City local time on 10 years from date of grant by presentation and surrender hereof to the Company at its principal office or at its San Diego, California office, with the Option Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for the number of shares specified in such Form, duly

- -8-
executed by the Holder or his or her duly authorized attorney. If this Option should be exercised in part only, the Company shall. upon surrender of this Option Certificate for cancellation, execute and deliver a new Option Certificate evidencing the rights of the Holder thereof to purchase the
balance of the shares purchasable hereunder.    Upon receipt by the Company of
this Option Certificate, together with the Exercise Price, at its office in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder ' The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Option.

2. VESTING SCHEDULE. No portion of this Option may be exercised until the date on which such portion shall have vested. Except as set forth below, and subject to the determination of the Company in its sole discretion to accelerate the vesting schedule hereunder due to other circumstances, this Option shall be vested and exercisable with respect to the following percentage of the total number of shares of Option Stock on the following dates:



                                                         Cumulative
                                  Percentage of          Percentage of
Date                              Option Stock Vesting   Option Stock Vested
- -----------                       ---------------------  --------------------
One year after date of grant                    33.33%                33.33%
Two years after date of grant                   33.33%                66.66%
Three years after date of grant                 33.34%                  100%


Once vested, this Option shall continue to be exercisable at any time or times prior to the Expiration Date, subject to the provisions hereof and of the Plan.

3. Reservation of Shares. The Company will at all times reserve for issuance and delivery upon exercise of this Option all shares of Common Stock or other shares of capital stock of the Company (and other securities and property) from time to time receivable upon exercise of this Option. All such shares (and other securities and property) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable and free of all preemptive rights.

4.          Termination of Employment or Death.

(a)          If the employment of the Holder, if an employee of the Company or a subsidiary
corporation of the Company, or the services of the Holder, if either a non-employee Director of or a non-employee consultant of the Company or a subsidiary corporation of the Company, shall be terminated voluntarily by the employee, the non-employee Director or the non-employee consultant or for cause, then his Option shall expire forthwith. Except as provided in subsections (b) and (c) of this Section 4, if such employment or services shall terminate for any other reason, then such Option may be exercised at any time within three months after such termination, subject to the provisions of subparagraph (d) of this Section 4. For purposes hereof, the retirement of an individual either pursuant to a pension or retirement plan adopted by the Company or at the normal retirement date prescribed from time to time by the Company shall be deemed to be termination of such individual's employment other than voluntarily or for cause. For purposes of this subparagraph, an employee who leaves the employ of the Company to become an employee of (i) a subsidiary corporation of the Company or (ii) a corporation (or its parent or subsidiary) that has assumed the Option of the Company as a result of a corporate reorganization, etc., shall not be considered to have terminated his employment.

- -9-

(b) If the Holder dies (i) while employed by, or while serving as either a non-employee Director of or a non-employee consultant to the Company or a subsidiary corporation of the Company, or (ii) within three months after the termination of his employment or his services other than voluntarily or for cause, then this Option may, subject to the provisions of subparagraph (d)
     of this Section 4, be exercised any time within one year after such death by the estate of the Holder or by a person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Holder.

(c) If the Holder ceases employment because of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) while employed by, or while serving as a non-employee Director of or a non-employee consultant to the Company or a subsidiary corporation of the Company, then this Option may, subject to the provisions of subparagraph (d) of this Section 4, be exercised at any time within one year after his termination of employment or termination of services due to the disability.

(d) This Option may not be exercised pursuant to this Section 4 except to the extent that the Holder was entitled to exercise this Option at the time of termination of employment, termination of services, or death, and in any event may not be exercised after the expiration of this Option.

_                        e)     For purposes of this Section 4, the employment
relationship of an employee of the Company or of a subsidiary corporation of the Company will be treated as continuing intact while he is on military or sick leave or other bona fide leave of absence (such as temporary employment by the government) if such leave does not exceed ninety days, or, if longer, so long as his right to reemployment is guaranteed either by statute or by contract.

1. INCORPORATION OF PLAN. Notwithstanding anything herein to the contrary, this Option shall be subject to and governed by all the terms and conditions of the Plan.

2. TRANSFERABILITY. This Agreement is personal to Holder, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution, and is exercisable, during Holder's lifetime, only by Holder.

3.          ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

(a) If the Common Stock as a whole is changed into or exchanged for a different number or kind of interests or securities of the Company, whether through reorganization, recapitalization, reclassification, stock dividend or other distribution, split, combination of interests, exchange of interests, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kind of Option Stock subject to this Option. In addition, upon such change, the exercise price of shares of Option Stock or other securities subject to any unexercised portions of this Option shall be adjusted proportionately so that Holder thereafter shall have the right to purchase the number and kind of Option Stock (as so adjusted) under this Option at an Exercise Price (as so adjusted) which Holder could purchase for the total purchase price applicable to the unexercised portion of this Option immediately prior to such adjustment, provided that any fractional shares resulting from such calculation shall be eliminated.

(b) Adjustments under this Paragraph 7 shall be made by the Option Committee of the Company, whose determination shall be conclusive.

- -10-

4. EFFECT OF CERTAIN TRANSACTIONS. If the Company is merged into another entity, or if one or more entities is merged into the Company or there is a consolidation of the Company and one or more entities and, in any such case, the shares of Common Stock are converted into cash, securities or other property other than shares of Common Stock, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another entity while unexercised Options remain outstanding under the Plan, then: (i) subject to the provisions of clause (iii) below, this Option will terminate as of the effective date of any such merger, consolidation, liquidation or sale, provided that (x) notice of such termination shall be given to Holder and (y) Holder shall have the right to exercise this Option to the extent that it is then exercisable during the 15-day period preceding the effective date of such merger, consolidation, liquidation or sale, contingent upon the consummation of such merger, consolidation, liquidation or sale, provided, however, that in no event shalt this Option be exercisable after the Expiration Date; (ii) the Option Committee, with the approval of the Board of Directors of the Company, may in its discretion accelerate the time for exercise of any unexercised and unexpired portion of this Option, including the then unvested portion of this Option, to and after a date prior to the effective date of such merger, consolidation, liquidation or sale specified by the Option Committee; and (iii) the Option Committee, with the approval of the Board of Directors of the Company, may provide that after the effective date of such merger, consolidation or sale this Option shall survive and Holder shall be entitled, upon exercise of this Option, to receive, in lieu of shares of Common Stock, shares of stock or other securities as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation or sale.

5. TAX WITHHOLDING. Holder shall, not later than the date as of which the exercise of this Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Option Committee for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Holder may elect to have such tax withholding obligation satisfied, in whole or in part by (i) authorizing the Company to withhold from shares of Common Stock to be issued, or (ii) transferring to the Company, a number of shares of Common Stock with an aggregate fair market value that would satisfy the withholding amount due.

6. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the exercise of this Option, but the Company shall issue one additional share of its Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of this Option.

7. APPLICABLE LAW. This Option is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Delaware.

8. NOTICE. Notices and other communications to be given to the Holder of this Option evidenced by this certificate shall be deemed to have been sufficiently given, if delivered or mailed, addressed in the name and at the address of such owner appearing on the records of the Company, and if mailed, sent registered or certified mail, postage prepaid. Notices or other communications to the Company shall be deemed to have been sufficiently given if delivered by hand or mailed, by registered or certified mail, postage prepaid, or sent by overnight or second day courier, to the Company at 82 Waterloo Road, North Ryde, New South Wales 2113, Australia, Attn: Secretary, or at such other address as the Company shall have designated by written notice to such registered owner as herein provided. Notice shall be deemed given three days after mailing or upon receipt if sent by courier as herein provided.

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
     IN WITNESS WHEREOF, the Company has caused this Option to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

     RESMED INC.


     By: PETER C FARRELL
          President

     OPTION EXERCISE FORM

     The undersigned hereby irrevocably elects to exercise this Option to the extent of purchasing _____________ shares of Common Stock of ResMed Inc. and hereby makes payment at the rate of $_______ per share, or an aggregate of $_____________, in payment therefor.


________________________________
     Name of Registered Holder


________________________________
     Signature


________________________________
     Date

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
     Exhibit 23.1

INDEPENDENT AUDITORS CONSENT

     We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report dated August 4, 1995, contains an explanatory paragraph that states that the Company is a defendant in a lawsuit alleging unfair trade practices. The litigation is in its early stages and, consequently, the ultimate outcome of the litigation cannot presently be determined. Accordingly, no provision for any liability that may arise upon adjudication has been recognised in the Company's consolidated financial statements.



KPMG PEAT MARWICK LLP
KPMG Peat Marwick LLP


San Diego, California
July 9, 1996



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